Exhibit 1.1

GOOD TIMES RESTAURANTS INC.

2,420,705 SHARES

COMMON STOCK
UNDERWRITING AGREEMENT

--------------------

May 4, 2015

JANNEY MONTGOMERY SCOTT LLC
STEPHENS INC.
As Representatives of the Several Underwriters
  Named in Schedule I hereto
c/o Janney Montgomery Scott LLC
1717 Arch Street
Philadelphia, PA 19103

Ladies and Gentlemen:

Good Times Restaurants Inc., a Nevada corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell an aggregate of 2,420,705 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), to the several underwriters named in Schedule I hereto (the “Underwriters”) for whom Janney Montgomery Scott LLC (“Janney”) and Stephens Inc. (“Stephens” and, collectively with Janney, the “Representatives”) are serving as representatives.  The 2,420,705 shares of Common Stock to be sold to the Underwriters by the Company on the Closing Date (as defined below) are referred to herein as the “Firm Shares.” The respective amounts of the Firm Shares to be purchased by the several Underwriters are set forth opposite their names in Schedule I hereto.  The Firm Shares shall be offered to the public at a public offering price of $8.15 per Firm Share (the “Offering Price”).

In order to cover over-allotments, if any, in the sale of the Firm Shares, the Underwriters may, at the Underwriters’ election and subject to the terms and conditions stated herein, purchase for the Underwriters’ own accounts up to 363,105 additional shares of Common Stock from the Company.  Such 363,105 additional shares of Common Stock are referred to herein as the “Optional Shares.”  The Firm Shares and, if and to the extent that such option is exercised, the Optional Shares are referred to collectively herein as the “Shares.”

As more fully described in the Disclosure Package (as defined below), on April 24, 2015, the Company entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with FS-BDI Holdings, LLC, Thompson Family Associates, LLC, Keeper Investments, LLC, James C. Verney, and Fenner Restaurant Group, LLC, as the “BDI Sellers,” and Dennis L. Thompson, Joseph F. Scibelli and Eric D. Fenner, as individual guarantors, pursuant to which the Company will purchase from the sellers all of the issued and outstanding membership interests of Bad Daddy’s International LLC, a North Carolina limited liability company (“BDI”).

In consideration of the mutual agreements contained in this Underwriting Agreement (this “Agreement”), the Company and the Underwriters, intending to be legally bound, hereby confirm their agreement as follows:

1.             Representations and Warranties of the Company.  The Company represents and warrants to, and agrees with, each of the Underwriters that (it being understood that all references to “the Company and its Subsidiaries” or “the Company or any of its Subsidiaries” in this Section 1 shall be deemed to include BDI and its subsidiaries; provided, however, that any representation or warranty made herein by the Company relating to BDI or any of BDI’s subsidiaries is based upon and limited to (i) the Company’s due diligence in connection with the transactions contemplated by the Purchase Agreement and (ii) the representations and warranties of BDI contained in the Purchase Agreement.

(a)           The Company has prepared, in accordance with the requirements of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations (the “Regulations”) of the Securities and Exchange Commission (the “SEC”) promulgated thereunder and has filed with the SEC a shelf registration statement on Form S-3 (File No. 333-201700) and one or more amendments thereto and a prospectus for the purpose of registering the Shares under the Act.  The term “Registration Statement” as used herein means the foregoing registration statement (including all exhibits and information incorporated by reference therein, if any), as amended to the date of this Agreement, and includes information (if any) contained in a form of prospectus that is deemed retroactively to be part of the Registration Statement, pursuant to Rule 430A under the Act, as of the time specified in Rule 430A.  If it is contemplated, at the time this Agreement is executed, that a post-effective amendment to the Registration Statement will be filed and must be declared effective before the offering of the Shares may commence, the term “Registration Statement” as used herein shall mean the Registration Statement as amended by such post-effective amendment.  If the Company has filed, or files on or after the date of this Agreement, a registration statement to register Common Stock pursuant to Rule 462(b) under the Act (the “Rule 462(b) Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462(b) Registration Statement.  Each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective is referred to herein as the “Effective Time.”

The prospectus in the form in which it has most recently been filed with the SEC on or prior to the date of this Agreement is herein called the “Base Prospectus.”  Each preliminary prospectus supplement to the Base Prospectus (including the Base Prospectus as so supplemented), that describes the Securities and the offering thereof, that omitted the Rule 430B Information and that was used prior to the filing of the final prospectus supplement referred to in the following sentence is herein called a “Preliminary Prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file with the SEC a final prospectus supplement to the Base Prospectus relating to the Securities and the offering thereof in accordance with the provisions of Rule 430B and Rule 424(b) of the Rules and Regulations.  Such final supplemental form of prospectus (including the Base Prospectus as so supplemented), in the form filed with the SEC pursuant to Rule 424(b), is herein called the “Prospectus.”  Any reference herein to the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act as of the date of such prospectus.

The term “Issuer Free Writing Prospectus” shall have the meaning ascribed to it in Rule 433 of the Regulations relating to the Shares, in the form filed or required to be filed with the SEC or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) of the Regulations.  The term “Disclosure Package” shall mean (i) the Preliminary Prospectus, (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule II hereto, and (iii) the pricing information included in Schedule II hereto.  For purposes of this Agreement, the “Initial Sale Time” shall mean 4:30 p.m. (Eastern Time) on the date of this Agreement.

For purposes of this Agreement, all references to the Registration Statement, the Rule 462(b) Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the SEC pursuant to its Electronic Data Gathering, Analysis and Retrieval System or any successor system thereto (“EDGAR”).  All references in this Agreement to financial statements and schedules and other information which is “described,” “contained,” “included” or “stated” in the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by the Rules and Regulations to be a part of or included in the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to mean and include the subsequent filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and which is deemed to be incorporated therein by reference therein or otherwise deemed by the Rules and Regulations to be a part thereof.

(b)           The Registration Statement became effective under the Act on March 25, 2015, and the SEC has not issued any stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Disclosure Package or the Prospectus, nor has the SEC instituted or, to the Company’s knowledge, threatened to institute proceedings with respect to such an order.  No stop order suspending the sale of the Shares in any jurisdiction in which the Underwriter may offer the Shares has been issued, and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened.  The Company has complied with all requests of the SEC, or requests of which the Company has been advised of any state or foreign securities commission in a state or foreign jurisdiction in which the Underwriters may offer the Shares, for additional information to be included in the Registration Statement, the Disclosure Package, or the Prospectus.

(c)           (i) The Registration Statement complied at the Effective Time and, as amended or supplemented, complies on the date hereof and will comply on the Closing Date and any Option Closing Date (as defined below), in all material respects, with the requirements of the Act and the Regulations, (ii) the Registration Statement, at the Effective Time, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading, (iii) each of the Preliminary Prospectus and any Issuer Free Writing Prospectus, at the time it was filed and as of the Initial Sale Time, complied in all material respects with the requirements of the Act and the Regulations, (iv) no Preliminary Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (v) the Disclosure Package, as of the Initial Sale Time, did not and as of the Closing Date (as defined below) and any Option Closing Date (as defined below) as the case may be, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) each electronic road show, when taken together as a whole with the Disclosure Package, as of the Initial Sale Time, did not and as of the Closing Date and any Option Closing Date, as the case may be, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) the Prospectus, at the time it is filed and, as amended or supplemented, as of the Closing Date and any Option Closing Date, as the case may be, will comply in all material respects with the requirements of the Act and the Regulations, (vii) the Prospectus, at the time it is filed and, as amended or supplemented, as of the Closing Date and any Option Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however that the representations and warranties set forth in this section do not apply to omissions from or statements in the Registration Statement, the Disclosure Package or the Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only information furnished by any Underwriter for use in the Registration Statement, the Disclosure Package and the Prospectus is the information as described in Section 13 of this Agreement, and (viii) the statistical and market-related data included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate and such data agree with the sources from which they are derived or represent the Company’s good faith estimate that is made on the basis of data derived from such sources.

(d)           Each document comprising the Disclosure Package which was filed by electronic transmission pursuant to EDGAR was identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Shares.

(e)           The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not used, authorized, approved or referred to and will not use, authorize, approve or refer to any Issuer Free Writing Prospectus, other than the documents listed on Schedule II hereto.  Each such Issuer Free Writing Prospectus complied when issued in all material respects with the Act and the Regulations and has been filed in accordance with the Act and the Regulations (to the extent required thereby).  Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date of which the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that, in any material respect, conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus.  If at any time following issuance of an Issuer Free Writing Prospectus, there occurred or occurs any event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement, the Disclosure Package or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, (i) the Company has promptly notified or will promptly notify the Representatives and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.  The foregoing sentences do not apply to conflicts with, omissions from, or statements in, any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives for use in any Issuer Free Writing Prospectus is the information as set forth in Section 13 of this Agreement.

(f)           The Company has not distributed and will not distribute, prior to the later of the last Option Closing Date and the completion of the Underwriters’ distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than the Disclosure Package and the Prospectus.

(g)           There are no legal, governmental or regulatory actions, suits or proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its Subsidiaries (as defined below) is a party, or to which any of their respective properties or assets are subject, that are required to be described in the Disclosure Package or the Prospectus that are not so described, except for such actions, suits or proceedings that, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the properties, assets, condition (financial or otherwise), results of operations, business or prospects or affecting the consummation of the transactions contemplated by this Agreement or the performance by the Company of its obligations hereunder (collectively, the “Business Conditions”) of the Company and its Subsidiaries taken as a whole (a “Material Adverse Effect”).  References to “material” or “materiality” or “material adverse change” as applicable to the Company or any of its Subsidiaries shall mean material to the Business Conditions of the Company and the Subsidiaries taken as a whole.

(h)           The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and has all necessary power and authority, to own or lease and operate its properties and to conduct its current business in all material respects as described in the Registration Statement, the Disclosure Package and the Prospectus, and to execute, deliver and perform this Agreement.  Each of the Company’s subsidiaries shall herein be referred to individually as a “Subsidiary” and collectively as the “Subsidiaries.” Each Subsidiary has been duly incorporated or formed and is a corporation or limited liability company validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable, with all necessary power and authority, corporate and otherwise, and all required licenses, permits, certifications, registrations, approvals, consents and franchises to own or lease and operate its properties and to conduct its current business in all material respects as described in the Registration Statement, the Disclosure Package and the Prospectus.  The Company and each of the Subsidiaries is duly qualified to do business as a foreign entity, and is in good standing, in all jurisdictions in which such qualification is required, except where the failure to so qualify or to be in good standing would not have a Material Adverse Effect.

(i)           All of the outstanding shares of capital stock or other ownership interests of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned, directly or indirectly, by the Company, free and clear of all liens, encumbrances and security interests; and no options, warrants or other rights to purchase, agreements or other obligations to issue, or other rights to convert any obligations into shares of capital stock or ownership interests in any of the Subsidiaries or securities convertible into or exchangeable for capital stock of, or other ownership interests in, any of the Subsidiaries are outstanding, except as disclosed in the Disclosure Package and the Prospectus.  Except for shares or other applicable ownership interests in the Subsidiaries and as described in the Disclosure Package and the Prospectus, neither the Company nor any Subsidiary owns any stock or other interest whatsoever, whether equity or debt, in any corporation, limited liability company, partnership or other entity.

(j)           This Agreement has been duly authorized, executed and delivered by the Company and constitutes its legal, valid and binding obligation, enforceable against the Company in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or other similar laws relating to or affecting the enforcement of creditors’ rights generally and subject to applicability of general principles of equity and except, as to this Agreement, as rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

(k)           The execution, delivery and performance of this Agreement and the transactions contemplated herein, do not and will not, with or without the giving of notice or the lapse of time, or both, (i) conflict with any term or provision of the Company’s or any of the Subsidiaries’ respective Certificate of Incorporation or Bylaws (or similar governing documents); (ii) result in a breach of, constitute a default or Debt Repayment Triggering Event (as defined below) under, result in the termination or modification of, result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the assets or properties of the Company or any of the Subsidiaries pursuant to, or require any payment by the Company or any of the Subsidiaries or impose any liability on the Company or any of the Subsidiaries pursuant to, any contract, indenture, loan agreement, mortgage, deed of trust, commitment or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of their respective assets or properties are bound or subject; (iii) assuming compliance with Blue Sky laws and the rules of the Financial Industry Regulatory Authority (“FINRA”) applicable to the offer and sale of the Shares, violate any law, rule, regulation, judgment, order or decree of any government or governmental agency, regulatory agency, stock exchange, instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of the Subsidiaries or any of their respective assets, properties or businesses; or (iv) result in a breach, termination or lapse of the Company’s or any of the Subsidiaries’ corporate power and authority to own or lease and operate their respective properties and conduct their respective businesses, except, in the cases of clauses (ii), (iii) and (iv) above, as would not reasonably be expected to have a Material Adverse Effect.  A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time or both would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary.

(l)           The Company has an authorized capitalization as set forth in the Disclosure Package and the Prospectus as of the respective dates set forth therein.  As of March 31, 2015, there are 9,461,739 shares of Common Stock issued and outstanding, no shares of our Preferred Stock, par value $0.001 per share, issued and outstanding, and 295,950 shares of Common Stock are reserved for issuance under the Company’s 2008 Omnibus Equity Incentive Compensation Plan (the “Incentive Plan”) or are issuable upon the exercise of all outstanding options, warrants and other convertible securities.  As of the date hereof there are, and on the Closing Date and any Option Closing Date, there will be, no options or warrants or other outstanding rights to purchase, agreements or obligations to issue, or agreements or other rights to convert or exchange any obligation or security into, capital stock of the Company or securities convertible into or exchangeable for capital stock of the Company, except as disclosed in the Disclosure Package and the Prospectus and except for the grant of options or other securities after the date of the Disclosure Package and the Prospectus pursuant to the Incentive Plan.  The descriptions in the Disclosure Package and the Prospectus insofar as they relate to the authorized and/or outstanding securities of the Company conform in all material respects with the instruments governing the same.  The description of the Company’s stock plans, equity compensation plans and other equity arrangements, and the rights granted thereunder, set forth in the Disclosure Package and the Prospectus accurately and fairly presents, in all material respects, the information required to be disclosed with respect to such plans, arrangements and rights.

(m)           The currently outstanding shares of the Company’s capital stock have been duly authorized and are validly issued, fully paid and non-assessable, and none of such outstanding shares of the Company’s capital stock has been issued in violation of any preemptive rights, rights of first refusal or similar rights of any security holder of the Company.  Except as set forth in the Disclosure Package, all of the Company’s stock options and other rights to purchase or exchange any securities for shares of the Company’s capital stock have been duly authorized and validly issued and were issued in conformity with applicable federal, state and foreign securities laws.

(n)           Except as set forth in the Disclosure Package, there are no contracts, agreements or understandings between the Company or any of its Subsidiaries and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

(o)           The Shares to be sold by the Company have been duly and validly authorized, and, when issued and delivered against payment therefor as contemplated by this Agreement, the Shares to be sold by the Company will be validly issued, fully paid and nonassessable.  Neither the filing of the Registration Statement nor the offering or sale of Shares by the Company as contemplated by this Agreement (i) gave or will give any security holder of the Company any rights for or relating to the registration of any Common Stock or any other capital stock of the Company or any other rights to convert or have redeemed or otherwise receive anything of value with respect to any other security of the Company or (ii) triggered or will trigger any anti-dilution provision in any outstanding security of the Company.

(p)           No consent, approval, authorization, order, registration, license or permit of, or filing or registration with, any court, government, governmental agency, instrumentality or other regulatory body or official is required for the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby, except (i) such as may be required for the registration of the Shares under the Act and the listing of the Shares on the NASDAQ Stock Market, (ii) filings under the Exchange Act, or (iii) filings required for compliance with the applicable state securities or Blue Sky laws or the bylaws, rules and other pronouncements of FINRA.

(q)           The Common Stock is registered pursuant to Section 12(b) of the Exchange Act.  The issued and outstanding shares of Common Stock are listed on the NASDAQ Stock Market.  Neither the Company nor, to the Company’s knowledge, any other person has taken any action designed to cause, or likely to result in, the termination of the registration of the Common Stock under the Exchange Act.  The Company has not received any notification that the SEC, the NASDAQ Stock Market or FINRA is contemplating terminating such registration or inclusion.  References to “knowledge” as applicable to the Company or any of its Subsidiaries shall mean the actual knowledge of the executive officers and directors of the Company or any Subsidiary after reasonable inquiry.  The Company is in material compliance with all applicable listing and corporate governance requirements set forth in the NASDAQ Listing Rules.

(r)           The statements in the Disclosure Package and the Prospectus, insofar as they are descriptions of or references to contracts, agreements or other documents, are accurate in all material respects and present or summarize fairly, in all material respects, the information required to be disclosed under the Act or the Regulations, and there are no contracts, agreements or other documents, instruments or transactions of any character required to be described or referred to in the Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement that have not been so described, referred to or filed, as required.

(s)           Each contract or other instrument (however characterized or described) to which the Company or any of the Subsidiaries is a party or by which any of their respective assets, properties or businesses is bound or subject and which is material to the conduct of the business of the Company or such Subsidiary has been duly and validly executed by the Company or the Subsidiary, as applicable, and, to the knowledge of the Company, by the other parties thereto.  To the knowledge of the Company, each such contract or other instrument is in full force and effect and is enforceable against the parties thereto in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally and subject to applicability of general principles of equity.  Neither the Company nor any of the Subsidiaries is, and to the knowledge of the Company, no other party thereto is, in default under any such contract or other instrument, and no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default under any such contract or other instrument, except where such event or default would not have a Material Adverse Effect.  All necessary consents under such contracts or other instruments to the disclosure in the Disclosure Package and the Prospectus with respect thereto have been obtained.

(t)           The consolidated financial statements of the Company (including the notes thereto) filed as part of the Disclosure Package and the Prospectus present fairly, in all material respects, the financial position of the Company and its Subsidiaries as of the respective dates thereof, and the results of operations and cash flows of the Company and its Subsidiaries for the periods indicated therein, and have been prepared in conformity with generally accepted accounting principles of the United States.  The supporting notes and schedules included in the Disclosure Package and the Prospectus fairly state in all material respects the information required to be stated therein in relation to the financial statements taken as a whole.  Such financial statements, together with the related notes and schedules, included or incorporated by reference in the Disclosure Package and the Prospectus comply in all material respects with the Act, the Exchange Act, and the Regulations and the rules and regulations under the Exchange Act.  No other financial statements or supporting schedules or exhibits with respect to the Company are required by the Act or the Regulations to be described, or included in the Disclosure Package or the Prospectus.  There is no pro forma or as adjusted financial information which is required to be included in the Disclosure Package or the Prospectus in accordance with the Act and the Regulations which has not been included as so required.

(u)           Since the respective dates as of which information is given, or incorporated by reference, in the Registration Statement, the Disclosure Package and the Prospectus, except as otherwise stated therein, there has not been: (i) any Material Adverse Effect; (ii) any material adverse change, breach, loss, reduction, termination or non-renewal of any material contract to which the Company or any of its Subsidiaries is a party; (iii) any transaction entered into by the Company or any of the Subsidiaries not in the ordinary course of its business that is material to the Company or such Subsidiary; (iv) any dividend or distribution of any kind declared, paid or made by the Company on its capital stock, except for and to the extent described in the Disclosure Package and the Prospectus; (v) any liabilities or obligations, direct or indirect, incurred by the Company or any of the Subsidiaries that are material to the Company or any of the Subsidiaries; (vi) any change in the capitalization of the Company or any of the Subsidiaries, except for issuances pursuant to the Incentive Plan; or (vii) any change in the indebtedness of the Company or any of the Subsidiaries that is material to the Company or such Subsidiary.  Neither the Company nor any of the Subsidiaries has any contingent liabilities or obligations that are material and that are not disclosed in the Disclosure Package and the Prospectus.

(v)           Neither the Company nor, to the Company’s knowledge, any of its officers, directors or affiliates has (i) taken, nor shall the Company or such persons take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of Common Stock or any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Shares contemplated hereby, or (ii) since the filing of the Preliminary Prospectus (A) sold, bid for, purchased or paid anyone any compensation for soliciting purchases of, the Shares or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company, other than payments to the Underwriters as provided in this Agreement.

(w)           Each of the Company and each of the Subsidiaries has filed with the appropriate federal, state and local governmental agencies, and all foreign countries and political subdivisions thereof, all tax returns that are required to be filed or have duly obtained extensions of time for the filing thereof and have paid all taxes shown on such returns or otherwise due and all assessments received by them to the extent that the same have become due.  The Company has made appropriate provisions in the applicable financial statements referred to in Section 1(u) above in respect of all federal, state, local and foreign income and franchise taxes for all current or prior periods as to which the tax liability of the Company has not been finally determined.  Neither the Company nor any of the Subsidiaries has executed or filed with any taxing authority, foreign or domestic, any agreement extending the period for assessment or collection of any income or other tax and none of them is a party to any pending action or proceeding by any foreign or domestic governmental agency for the assessment or collection of taxes, and no claims for assessment or collection of taxes have been asserted against the Company or any of the Subsidiaries that would have a Material Adverse Effect.

(x)           Hein & Associates LLP, which has given its certified report on certain financial statements included as part of the Disclosure Package and the Prospectus, is an independent registered public accounting firm within the meaning of the Act and the Regulations.  Farris, Cooke & Associates, P.A., which has given its certified report on certain financial statements included as part of the Disclosure Package and the Prospectus, is an independent registered public accounting firm within the meaning of the Act and the Regulations.

(y)           Neither the Company nor any of the Subsidiaries considered individually or as one entity, is in violation of, or in default under (nor with the giving of notice or lapse of time, or both, would be in default under), any of the terms or provisions of (i) its Certificate of Incorporation or Bylaws (or similar governing instruments), (ii) any indenture, loan agreement, mortgage, deed of trust, contract, commitment or other agreement or instrument to which it is a party or by which it or any of its assets or properties is bound or subject, (iii) any law, rule, regulation, judgment, order or decree of any government or governmental agency, regulatory agency, stock exchange, instrumentality or court, domestic or foreign, having jurisdiction over it or any of its properties or business, or (iv) any license, permit, certification, registration, approval, consent or franchise, except, with respect to clauses (ii), (iii) or (iv) above, where any such violation or default would not reasonably be expected to have a Material Adverse Effect.

(z)           Except as disclosed in the Disclosure Package and the Prospectus, there are no claims, actions, suits, protests, proceedings, arbitrations, investigations or inquiries pending before, or, to the Company’s knowledge, threatened in writing or orally by, any governmental agency, instrumentality, court or tribunal, domestic or foreign, or before any private arbitration tribunal to which the Company or any of the Subsidiaries is or may be made a party that could reasonably be expected to affect the validity of any of the outstanding Common Stock, or that, if determined adversely to the Company or any of the Subsidiaries, would reasonably be expected to be material, nor to the Company’s knowledge is there any reasonable basis for any such claim, action, suit, protest, proceeding, arbitration, investigation or inquiry.  There are no outstanding orders, judgments or decrees of any court, governmental agency, instrumentality or other tribunal enjoining the Company or any of the Subsidiaries from taking, or requiring the Company or any of the Subsidiaries to take or refrain from taking, any action, or to which the Company or any of the Subsidiaries or their properties, assets or businesses are bound or subject.

(aa)           The Company and its Subsidiaries each own or possess the right to use all patents, patent rights, trademarks, trade names, service marks and service names (including all goodwill associated with use of the same), copyrights, license rights, inventions, know-how (including trade secrets and other unpatented and unpatentable proprietary or confidential information, systems or procedures) and other technology and intellectual property rights, including the right to sue for past, present and future infringement, misappropriation or dilution of any of the same (“Intellectual Property”) used by them in the conduct of their business as conducted and as proposed to be conducted in the Registration Statement, the Disclosure Package and the Prospectus (“Company Intellectual Property”).  Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) to the Company’s knowledge, there are no third parties who have or will be able to establish rights to any Company Intellectual Property, except for the retained rights of the owners of Company Intellectual Property which is licensed to the Company or its Subsidiaries; (ii) there is no pending, or to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights or any of its Subsidiaries’ rights in or to any Company Intellectual Property, and neither the Company nor any of its Subsidiaries is aware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any Company Intellectual Property, and neither the Company nor any of its Subsidiaries is aware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or any of its Subsidiaries infringes or misappropriates any Intellectual Property or other proprietary rights of others, and neither the Company nor any of its Subsidiaries is aware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (v) to the Company’s knowledge, there is no patent or patent application that contains claims that interfere with the issued or pending claims of any Company Intellectual Property; and (vi) to the Company’s knowledge, no Company Intellectual Property has been obtained or is being used by the Company or any of its Subsidiaries in violation of any contractual obligation binding on the Company or any of its Subsidiaries, or otherwise in violation of the rights of any persons. The Company and its Subsidiaries have taken all reasonable steps necessary to secure interests in the Company Intellectual Property from their employees, consultants, agents and contractors. There are no outstanding options, licenses or agreements of any kind relating to the Company Intellectual Property owned by the Company or any of its Subsidiaries that are required to be described in the Registration Statement, the Disclosure Package and the Prospectus and are not described in all material respects. The Company and its Subsidiaries are not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property of any other person or entity that are required to be set forth in the Registration Statement, the Disclosure Package and the Prospectus and are not described in all material respects. No government funding, facilities or resources of a university, college, other educational institution or research center or funding from third parties was used in the development of any Company Intellectual Property that is owned or purported to be owned by the Company or any of its Subsidiaries, and, to the Company’s knowledge, no governmental agency or body, university, college, other educational institution or research center has any claim or right in or to any Company Intellectual Property that is owned or purported to be owned by the Company or any of its Subsidiaries.

(bb)           Each of the Company and each of the Subsidiaries has good and marketable title to all property (real and personal) described in the Disclosure Package and the Prospectus as being owned by them, free and clear of all liens, claims, security interests or other encumbrances, except such as are described in the Disclosure Package and the Prospectus, if any, or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or any of the Subsidiaries.  All real property that is material to the business of the Company or any of the Subsidiaries is described in the Disclosure Package and the Prospectus.  To the Company’s knowledge, neither the operations on any of the real property owned, leased or used by the Company or any Subsidiary nor any improvements on such real property violate any applicable building code, zoning requirement or other statute or ordinance, except for such violations that would not reasonably be expected to have a Material Adverse Effect.  All of the property (real and personal) described in the Disclosure Package and the Prospectus as being held under lease by the Company or a Subsidiary is held thereby under legal, valid, binding and enforceable leases or subleases.

(cc)           Each of the Company and each of the Subsidiaries is in compliance with, and the executive offices and facilities of, and real property owned, leased or used by, the Company or any of the Subsidiaries (collectively, the “Premises”), and all operations presently or formerly conducted on the Premises by the Company or any of the Subsidiaries or any predecessors thereof are now, and since the Company or any of the Subsidiaries began to use such Premises, always have been, and, to the knowledge of the Company prior to when the Company or any of the Subsidiaries began to use such Premises, always had been, in compliance with all federal, state, local and foreign statutes, ordinances, regulations, rules, standards, orders, decrees and requirements, including under common law, concerning or relating to industrial hygiene, food safety, the protection of human health, safety and the environment, water use and distribution, or liquid, universal, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, the “Environmental Laws”), except to the extent that any failure in such compliance would not reasonably be expected to have a Material Adverse Effect.  All uses of, and operations located at, a Company or Subsidiary owned, leased or operated real property are in material compliance with the Environmental Laws.  Each of the Company and each of the Subsidiaries has been, and currently is, in compliance with all permits, licenses, authorizations, registrations, approvals, judgments and notifications required under, issued pursuant to, or related to, all applicable Environmental Laws (collectively, the “Environmental Permits”) related to the operation of such entity’s business.  Each of the Company and each of its Subsidiaries has all Environmental Permits necessary for the operation of such entity’s current business as described in the Disclosure Package and the Prospectus.  To the Company’s knowledge, there are no conditions on, about, beneath or arising from the Premises or in close proximity to the Premises or at any other location, including but not limited to any real property currently or formerly owned, leased or operated by the Company or any Subsidiary, or any offsite disposal site used by the Company or any Subsidiary, that (i) might give rise to liability or the imposition of a statutory lien upon the Company or any Subsidiary, (ii) require a “Response,” “Removal” or “Remedial Action,” as defined herein, under any of the Environmental Laws by the Company or any Subsidiary, or (iii) affect the quality of the surface water or groundwater used or withdrawn by the Company, in each such case as would reasonably be expected to have a Material Adverse Effect.  Neither the Company nor any Subsidiary has received written notice or has knowledge of any liability, claim, demand, investigation, regulatory action, violation, suit, or other action arising out of or relating to any Environmental Laws (“Environmental Claim”) instituted or threatened against the Company or any Subsidiary or any portion of the Premises, any real property formerly owned, leased or operated by the Company or any Subsidiary, or any offsite disposal location used by the Company or any Subsidiary.  Neither the Company nor any Subsidiary has knowledge of any event or circumstance that would reasonably be expected to lead to any Environmental Claim against the Company or any Subsidiary.  Neither the Company nor any Subsidiary has received any written notice of violation, citation, complaint, order, decree, directive, request for information or response thereto, notice letter, demand letter or compliance schedule to or from any governmental or regulatory agency arising out of or in connection with Environmental Laws, including related to any “hazardous substances” (as defined by applicable Environmental Laws) on, about, beneath, arising from or generated at the Premises, at any other location, including but not limited to any real property currently or formerly owned, leased or operated by the Company or any Subsidiary, or any offsite disposal site.  As used in this subsection, the terms “Response,” “Removal,” and “Remedial Action” shall have the respective meanings assigned to such terms under Sections 101(23)-101(25) of the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act, 42 U.S.C. 9601(23)-9601(25).

(dd)           Each of the Company and each of the Subsidiaries believes they are insured by recognized, financially secure insurers with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their respective businesses, including, but not limited to, insurance against accidents, third-party injury or general liability and insurance covering certain real and personal property owned or leased by such entity against theft, damage, destruction, acts of vandalism and all other risks customarily insured against.  All policies of insurance insuring the Company or any Subsidiary or their respective businesses, assets, employees, officers and directors are in full force and effect; each of the Company and each Subsidiary is in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any Subsidiary under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause.  Neither the Company nor any Subsidiary has been refused any insurance coverage sought or applied for.  The Company has no reason to believe that it or any Subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a reasonable cost.

(ee)           The Company has established and maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act), which:  (i) are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms; (ii) are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure; and (iii) are sufficient to provide reasonable assurances with respect to the performance of the functions for which they were established.

(ff)           Each of the Company and each of the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with the generally accepted accounting principles of the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(gg)           The Company maintains effective “internal control over financial reporting” (as such term is defined in Rule 13a-15(f) under the Exchange Act).  Since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.  The Company is not aware of (a) any significant deficiency in the design or operation of its internal controls over financial reporting which could materially and adversely affect the Company’s ability to record, process, summarize and report financial data, (b) any material weaknesses in its internal controls over financial reporting or (c) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(hh)           The Company and, to the knowledge of the Company, each of the Company’s directors and officers are in compliance in all material respects with all currently effective provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder that are applicable, or will be applicable as of the Closing Date, and any Option Closing Date, to the Company.

(ii)           No “prohibited transaction” (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)), violation of Section 404 of ERISA, “accumulated funding deficiency” (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the thirty (30)-day notice requirement under Section 4043 of ERISA has been waived) has occurred or would reasonably be expected to occur with respect to any employee benefit plan of the Company or any Subsidiary which would, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Each employee benefit plan of the Company or any Subsidiary is and has at all times been maintained in compliance in all material respects with its terms and all applicable laws, including ERISA and the Code.  Neither the Company, any Subsidiary nor any other person that would be aggregated with the Company or any Subsidiary for purposes of Section 414(b), (c), (m), (n) or (o) of the Code (an “ERISA Affiliate”) has ever made a complete or partial withdrawal from a multiemployer plan resulting in “withdrawal liability” (as such term is defined in Section 4201 of ERISA) that has not been satisfied in full, without regard to any subsequent waiver or reduction under Section 4207 or 4208 of ERISA.  No event during the preceding six years has occurred that could reasonably be expected to give rise to any material liability under Section 4069 of ERISA with respect to the Company, any Subsidiary or any of their ERISA Affiliates.  Neither the Company, any Subsidiary nor any of their ERISA Affiliates has received any written notification, or has any reason to believe that any multiemployer plan to which they have contributed (or been obligated to contribute) is in reorganization, is insolvent, has been terminated, is in endangered or critical status, or is reasonably expected to be in reorganization, to be insolvent, to be terminated or to be in endangered or critical status.  Each of the Company, each Subsidiary and their respective ERISA Affiliates have not incurred any other material liability under Title IV of ERISA that has not been satisfied in full.  Each plan for which the Company or any Subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which would, singly or in the aggregate, reasonably be expected to cause the loss of such qualification.  No employee benefit plan of the Company or any Subsidiary is the subject of any pending (or to the knowledge of the Company, any threatened in writing) investigation or audit by the IRS, the U.S. Department of Labor, the Pension Benefit Guarantee Corporation or any other governmental entity.

(jj)           Each of the Company and each of the Subsidiaries is in compliance in all material respects with all applicable laws, rules and regulations respecting employment, discrimination in employment, worker classification, wages, hours and occupational safety and health and employment practices, including the Immigration Reform and Control Act of 1986, as amended, and are not engaged in any unfair labor practice.  No labor dispute exists with the Company’s or any Subsidiary’s employees, and no such labor dispute has been threatened in writing.  The Company currently has no knowledge of any existing or threatened labor disturbance by the employees of any of the principal suppliers, contractors or customers of the Company or any of the Subsidiaries that would reasonably be expected to have a Material Adverse Effect.  To the Company’s knowledge, no key employee of the Company or any Subsidiary plans to terminate employment with the Company or any Subsidiary.  Neither the Company nor any Subsidiary is party to or bound by any collective bargaining agreement or otherwise has any duty to bargain with any labor organization.

(kk)           Except as disclosed in the Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and/or any person that would give rise to a valid claim against the Company and/or the Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the transactions contemplated herein, or in any contracts, agreements, understandings, payments, arrangements or issuances with respect to the Company or any of its officers, directors, shareholders, employees or affiliates that may affect the Underwriter’s compensation as determined by FINRA.

(ll)           The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds therefor described in the Disclosure Package and the Prospectus will not be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “1940 Act”).  None of the Subsidiaries is an “investment company” as defined in the 1940 Act.

(mm)           Each of the Company and each of the Subsidiaries has received all permits, licenses, franchises, authorizations, registrations, qualifications and approvals (collectively, “Permits”) of governmental or regulatory authorities as may be required to own their respective properties and conduct their respective businesses in the manner described in the Disclosure Package and the Prospectus.  Each of the Company and each of the Subsidiaries has fulfilled and performed all of their material obligations with respect to such Permits, and no event has occurred which allows or, after notice or lapse of time or both, would allow revocation or termination thereof or result in any other material impairment of the rights of the holder of any such Permit.  Such Permits contain no restrictions that materially affect the ability of the Company or any Subsidiary to conduct their respective businesses.

(nn)           No statement, representation, warranty or covenant made by the Company or any of the Subsidiaries in this Agreement or in any certificate or document required by this Agreement to be delivered to the Underwriters is, or as of the Closing Date or any Option Closing Date will be, inaccurate, untrue or incorrect in any material respect.  No transaction has occurred or is proposed between or among the Company or any of the Subsidiaries and any of their respective officers, directors or shareholders or any affiliate of the foregoing that is required to be described in and is not described in the Disclosure Package and the Prospectus.

(oo)           None of the Company, any of the Subsidiaries, or, to the Company’s knowledge, any officer, director, employee, partner, agent or other person acting on behalf of the Company or any of the Subsidiaries has, directly or indirectly, given or agreed to give any money, property or similar benefit or consideration to any customer or supplier (including any employee or agent of any customer or supplier) or official or employee of any agency or instrumentality of any government (foreign or domestic) or political party or candidate for office (foreign or domestic) or any other person who was, is or in the future may be in a position to affect the Business Conditions of the Company or any of the Subsidiaries or any actual or proposed business transaction of the Company or any of the Subsidiaries that (i) could subject the Company or any of the Subsidiaries to any liability (including, but not limited to, the payment of monetary damages) or penalty in any civil, criminal or governmental action or proceeding or (ii) violates any law, rule or regulation to which the Company or any of the Subsidiaries is subject (including the Foreign Corrupt Practices Act of 1977, as amended).

(pp)           The operations of each of the Company and each of the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending, or to the Company’s knowledge, threatened in writing.

(qq)           Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(rr)           The Company’s board of directors has validly appointed an audit committee whose composition satisfies the requirements of the Exchange Act, and the rules and regulations of the SEC and the exchange on which the Company’s securities are listed effective as of the Closing Date.  The Company’s audit committee has adopted a charter that satisfies the Exchange Act and the rules and regulations of the SEC adopted thereunder that are applicable as of the Closing Date.

(ss)           The minute books of the Company have been made available to the Representatives and counsel for the Underwriter, and such books (i) contain a complete summary of all meetings and actions of the board of directors (including each board committee) and stockholders of each of the Company and each Subsidiary (or analogous governing bodies and interest holders, as applicable) since January 1, 2011 through the date of the latest meeting and action, and (ii) accurately in all material respects reflect all actions referred to in such minutes or written consents.

(tt)           At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Act. The Company has paid the registration fee for this offering pursuant to Rule 457 under the Act.

(uu)           Any certificate signed by any officer of the Company or any Subsidiary in such capacity and delivered to the Representatives or to counsel for the Underwriters pursuant to this Agreement shall be deemed a representation and warranty by the Company or such Subsidiary, as the case may be, to the Underwriters as to the matters covered thereby.

(vv)           There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company.

(ww)           The Company (i) does not have any material lending relationship with any bank or lending affiliate of any of the Underwriters and (ii) does not intend to use any of the proceeds from the sale of the Shares hereunder to repay any outstanding debt owed to any affiliate of any of the Underwriters.

(xx)           To the Company’s knowledge, there are no affiliations or associations between any member of FINRA and the Company or any Subsidiary or between any member of FINRA and any of the officers or directors of the Company, any beneficial holder of five percent or more of any class of the Company’s securities or any beneficial owner of the Company’s unregistered equity securities that were acquired after October 1, 2014.  The Company does not intend to direct at least five percent of the net proceeds from the sale of the Shares to any Underwriter or any affiliate (as defined in FINRA Rule 5121) or associated person of any Underwriter.

(yy)           No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(zz)           The Purchase Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and binding agreement of the Company. The Company is not aware of any breach or violation by the BDI Sellers of any of their representations, warranties, covenants or agreements contained in the Purchase Agreement. To the Company’s knowledge, the representations and warranties of the BDI Sellers in the Purchase Agreement are true and correct in all respects as of the date hereof, subject to the qualifications thereto set forth in the Purchase Agreement. The Purchase Agreement is in full force and effect as of the date hereof.

2.           Purchase and Sale of Firm Shares.  On the basis of the representations, warranties, covenants and agreements contained herein, but subject to the terms and conditions set forth herein, the Company agrees to issue and sell to each Underwriter and each Underwriter agrees, severally and not jointly, to purchase from the Company at a purchase price of $7.58 per share (the “Purchase Price”) the respective numbers of shares set forth opposite such Underwriter’s name in Schedule I hereto.  The Underwriters shall offer the Shares to the public as set forth in the Prospectus.

3.           Payment and Delivery.  Payment of the purchase price for, and delivery of, the Firm Shares and delivery of the documents required to be delivered to the Underwriters pursuant to this Agreement shall be made at the time and date of closing, which shall be at 9:00 a.m., Eastern Time, on the third business day after the date of this Agreement or at such other time and date as the Underwriters and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act, at the offices of Ballard Spahr LLP, 1735 Market Street, 51st Floor, Philadelphia, PA 19103.  Such time and date are referred to herein as the “Closing Date.” On the Closing Date, the Company shall deliver the Firm Shares, which shall be registered in the name or names and shall be in such denominations as the Underwriters may request at least one (1) business day before the Closing Date, to the Underwriters, which delivery shall be made through the facilities of The Depository Trust Company.

4.           Option to Purchase Optional Shares.

(a)           For the purposes of covering any over-allotments in connection with the distribution and sale of the Firm Shares as contemplated by the Prospectus, subject to the terms and conditions herein set forth, the Underwriters are hereby granted an option by the Company to purchase all or any part of the Optional Shares (the “Over-allotment Option”).  The purchase price per share to be paid for the Optional Shares shall be the Purchase Price.  The Overallotment Option granted hereby may be exercised by the Representatives on behalf of the Underwriters as to all or any part of the Optional Shares at any time and from time to time within 30 days after the date of the Prospectus.  No Underwriter shall be under any obligation to purchase any Optional Shares prior to an exercise of the Over-allotment Option.

(b)           The Over-allotment Option granted hereby may be exercised by the Representatives on behalf of the Underwriters by giving notice to the Company by a letter sent by registered or certified mail, postage prepaid, telex, telegraph, telegram, facsimile or electronic mail (such notice to be effective when received), addressed as provided in Section 14 hereof, setting forth the number of Optional Shares to be purchased, the date and time for delivery of and payment for the Optional Shares and stating that the Optional Shares referred to therein are to be used for the purpose of covering over-allotments in connection with the distribution and sale of the Firm Shares.  If such notice is given at least two full business days prior to the Closing Date, the date set forth therein for such delivery and payment shall be the Closing Date.  If such notice is given after such two full business day period, the date set forth therein for such delivery and payment shall be a date after the Closing Date selected by the Representatives not later than five full business days after the exercise of the Over-allotment Option.  The date and time set forth in such a notice is referred to herein as an “Option Closing Date,” and a closing held pursuant to such a notice is referred to herein as an “Option Closing.” Upon each exercise of the Over-allotment Option, and on the basis of the representations, warranties, covenants and agreements herein contained, and subject to the terms and conditions herein set forth, the Underwriters shall become severally, but not jointly, obligated to purchase from the Company the number of Optional Shares specified in each notice of exercise of the Over-allotment Option with the amount to be purchased by each Underwriter on each Option Closing Date to be in proportion to the number of Firm Shares to be purchased by such Underwriter on the Closing Date.

(c)           Payment of the purchase price for, and delivery of, the Optional Shares shall be made be at 9:00 a.m., Eastern Time, on the Option Closing Date and shall take place at the offices of Ballard Spahr LLP, 1735 Market Street, 51st Floor, Philadelphia, PA 19103.  On the Option Closing Date, the Company shall deliver the Optional Shares, which shall be registered in the name or names and shall be in such denominations as the Underwriters may request at least one (1) business day before the Option Closing Date, to the Underwriters, which delivery shall be made through the facilities of The Depository Trust Company.

5.           Certain Covenants and Agreements of the Company.  The Company covenants and agrees with the Underwriters as follows:

(a)           From the date hereof through the period when a prospectus is required to be delivered under the Act and Regulations (the “Prospectus Delivery Period”), the Company will comply with the requirements of Rules 424(b), 430A and 430B, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b), Rule 433 or Rule 462 were received in a timely manner by the SEC (without reliance on Rule 424(b)(8) or Rule 164(b)).

(b)           The Company will not, from the date hereof through the Prospectus Delivery Period, file with the SEC the Prospectus, any amendment or supplement to the Prospectus or any amendment to the Registration Statement or the Disclosure Package, and will not use, authorize, refer to or file any Issuer Free Writing Prospectus, unless the Representatives have received a reasonable period of time to review the Prospectus or any such proposed amendment, supplement or Issuer Free Writing Prospectus and consented to the filing thereof, such consent not to be unreasonably withheld or delayed, and will use its reasonable best efforts to cause any such amendment to the Registration Statement to be declared effective as promptly as possible.  Upon reasonable request of the Representatives or counsel for the Underwriters, the Company will promptly prepare and file with the SEC, in accordance with the Regulations, any amendments to the Registration Statement or amendments or supplements to the Prospectus or the Disclosure Package that may be necessary or advisable in connection with the distribution of the Shares by the Underwriters and will use their reasonable best efforts to cause any such amendment to the Registration Statement to be declared effective as promptly as possible.  If required, the Company will file any amendment or supplement to the Prospectus or the Disclosure Package with the SEC in the manner and within the time period required by Rule 424(b) or Rule 433 under the Act.  The Company will advise the Representatives, promptly after receiving notice thereof, of the time when the Registration Statement or any amendment thereof has been filed or declared effective or the Prospectus or the Disclosure Package, or any amendment or supplement thereto, has been filed and will provide evidence to the Representatives of each filing or effectiveness.

(c)           From the date hereof through the Prospectus Delivery Period, the Company will advise the Representatives promptly (i) when any post-effective amendment to the Registration Statement is filed with the SEC under Rule 462(c) under the Act or otherwise, (ii) when any Rule 462(b) Registration Statement is filed, (iii) of the receipt of any comments from the SEC concerning the Registration Statement, (iv) when any post-effective amendment to the Registration Statement becomes effective, or when any supplement to the Prospectus or the Disclosure Package or any amended Prospectus or Disclosure Package is filed, (v) when any Issuer Free Writing Prospectus or Other Free Writing Prospectus is filed, (vi) of any request of the SEC for amendment or supplementation of the Registration Statement, the Disclosure Package or the Prospectus or for additional information, (vii) of the happening of any event as a result of which the Registration Statement or the Prospectus would include an untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading, (viii) during the Prospectus Delivery Period, of the need to amend the Registration Statement or supplement the Prospectus to comply with the Act, (ix) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus, (x) of the suspension of the approval of the Shares for listing on the NASDAQ Stock Market or the qualification of any of the Shares for offering or sale in any jurisdiction in which the Underwriters intend to make such offers or sales, or the initiation or threatening of any proceedings for any of such purposes known to the Company, and (xi) of any written or oral correspondence received by the Company from the NASDAQ Stock Market.  The Company will use its reasonable best efforts to prevent the issuance of any such stop order or of any order preventing or suspending such use, and if any such order is issued, to obtain as soon as possible the lifting thereof.

(d)           The Company has delivered to the Representatives, without charge, as many copies of the Preliminary Prospectus as the Representatives have reasonably requested.  The Company will deliver to the Representatives, without charge, such number of copies of the Registration Statement, the Disclosure Package and the Prospectus and any supplements or amendments thereto, as the Representatives may reasonably request from time to time during the Prospectus Delivery Period.  The Company hereby consents to the use of such copies of the Disclosure Package and the Prospectus for purposes permitted by the Act, the Regulations and the securities or Blue Sky laws of the states or foreign jurisdictions in which the Shares are offered by the Underwriters and by all dealers to whom Shares may be sold, both in connection with the offering and sale of the Shares and during the Prospectus Delivery Period.  If requested by the Representatives in writing, the Company will furnish to the Representatives at least one original signed copy of the Registration Statement as originally filed and all amendments and supplements thereto, at least one copy of all exhibits filed therewith and of all consents and certificates of experts, and will deliver to the Representatives such number of conformed copies of the Registration Statement, including financial statements and exhibits, and all amendments thereto, as the Representatives may reasonably request.

(e)           The Company will comply with the Act, the Regulations, the Exchange Act and the rules and regulations promulgated thereunder so as to permit the continuation of sales of and dealings in the Shares for as long as may be necessary to complete the distribution of the Shares as contemplated hereby.

(f)           The Company will furnish such information and pay such filing fees and other expenses as may be required, including the Company’s counsel’s reasonable legal fees, and otherwise cooperate with the Representatives and counsel for the Underwriters in the registration or qualification of the Shares, or exemption therefrom, for offering and sale by the Underwriters and by dealers under the securities or Blue Sky laws of such foreign and domestic jurisdictions in which the Representatives determine to offer the Shares, after consultation with the Company, and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided, however, that no such qualification shall be required in any jurisdiction where, solely as a result thereof, the Company would be subject to taxation or qualification as a foreign corporation doing business in such jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.  The Company will, from time to time, prepare and file such statements and reports as are or may be required to continue such qualification in effect for so long a period as is required under the laws of such jurisdiction for such offering and sale.  The Company will furnish such information and pay such filing fees and other expenses as may be required and otherwise use its commercially reasonable best efforts to effect the listing of the Shares on the NASDAQ Stock Market.

(g)           Subject to Section 5(b) hereof, in case of any event occurring at any time within the Prospectus Delivery Period, as a result of which the Disclosure Package or the Prospectus, as then amended or supplemented, would contain an untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances in which they are made, not misleading, or, if it is necessary at any time to amend the Disclosure Package or the Prospectus to comply with the Act or the Regulations or any other applicable securities or Blue Sky laws, the Company will prepare and file with the SEC, and any applicable state and foreign securities commission, an amendment, supplement or document that will correct such statement or omission or effect such compliance and will furnish to the Underwriters such number of copies of such amendments, supplements or documents (in form and substance satisfactory to the Representatives and counsel for the Underwriters) as the Underwriters may reasonably request.  For purposes of this Section 5(g), the Company will provide such information to the Representatives, the Underwriters’ counsel and counsel to the Company as shall be necessary to enable such persons to consult with the Company with respect to the need to amend or supplement the Registration Statement, the Disclosure Package or the Prospectus or file any document, and shall furnish to the Representatives and the Underwriters’ counsel such further information as each may from time to time reasonably request.

(h)           The Company agrees that, unless it obtains the prior written consent of the Representatives, which consent will not be unreasonably withheld or delayed, it will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Act) required to be filed by the Company with the SEC or retained by the Company under Rule 433 of the Act; provided that the prior written consent of the Representatives shall be deemed to have been given in respect of the free writing prospectuses included in Schedule II hereto.  Any such free writing prospectus consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the SEC, legending and record keeping.

(i)           As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earning statement or statements of the Company and the Subsidiaries (which need not be audited) which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(j)           Prior to the Closing Date, the Company will issue no press release or other communications directly or indirectly and hold no press conference with respect to the offering of the Shares without the prior written consent of the Representatives unless in the judgment of the Company, after consultation with its counsel and after notification to the Representatives, such press release or communication is required by law.

(k)           For a period of three years from the date hereof, the Company will deliver to the Representatives: (i) a copy of each report or document, including, without limitation, reports on Forms 8-K, 10-K and 10-Q (or such similar forms as may be designated by the SEC), proxy statements, registration statements and any exhibits thereto, filed or furnished to the SEC or any securities exchange or FINRA, on the date each such report or document is so filed or furnished; (ii) as soon as practicable, copies of any reports or communications (financial or other) of the Company mailed to its security holders; and (iii) every material press release in respect of the Company or its affairs that is released or prepared by the Company; provided, however, that no reports or documents need to be furnished to the extent they have been filed with the SEC and are publicly available on EDGAR.

(l)           During the course of the distribution of the Shares, the Company and the Subsidiaries will not and the Company shall cause its officers and directors not to, (i) take, directly or indirectly, any action designed to, or that could reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Stock or (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of, the Shares.

(m)           The Company has delivered agreements executed by the persons listed on Schedule III hereto (the “Lock up Agreements”) in the form set forth as Exhibit A hereto to the Representatives prior to the date of this Agreement.  The Company will issue appropriate stop transfer instructions to the Company’s transfer agent (the “Transfer Agent”) for the Common Stock subject to the Lock up Agreements and a copy of such instructions will be delivered to the Representatives.

(n)           During the period commencing on the date hereof and ending on the 90th day following the date of the Prospectus, the Company will not, without the prior written consent of the Representatives, directly or indirectly, (i) sell, offer, contract or grant any options to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a- 1(h) under the Exchange Act or liquidate or decrease a “call equivalent position” within the meaning of Rule 16a-1(b) under the Exchange Act, or otherwise dispose of or transfer (or enter into any transaction which is designed to, or would reasonably be expected to, result in the disposition of), or file any registration statement under the Act in respect of (or announce an intention to do any of the foregoing), any Common Stock, options or warrants to acquire Common Stock or securities exchangeable or exercisable for or convertible into Common Stock (other than as contemplated by this Agreement with respect to the Shares), or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Common Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, provided, however, that the Company may (i) issue Common Stock pursuant to this Agreement and other contractual obligations of the Company existing on the date hereof and disclosed in the Disclosure Package, and Common Stock and securities exercisable for or convertible into Common Stock pursuant to the Incentive Plan, and (ii) file registration statements on Form S-8.

(o)           The Company will use its best efforts to list the Shares on the NASDAQ Stock Market and, for a period of three years from the date hereof (or for such shorter period that any shares of Common Stock remain outstanding), the Company will use all reasonable efforts to maintain the listing of the Common Stock (including, without limitation, the Shares) on the NASDAQ Stock Market or on another national securities exchange, except for any failure to maintain such listing resulting from a sale of all or substantially all of the property and assets of the Company or a merger, consolidation or other business combination transaction pursuant to which the Company is not the continuing or surviving entity of such merger, consolidation or transaction.

(p)           The Company will use the net proceeds from the sale of the Shares to be sold by it hereunder substantially in accordance with the description set forth under the caption “Use of Proceeds” in the Prospectus.

(q)           The Company will comply with the undertakings set forth in the Registration Statement.

(r)           The Company will not invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the 1940 Act.

6.           Payment of Fees and Expenses.  Whether or not the transactions contemplated by this Agreement are consummated and regardless of the reason this Agreement is terminated, the Company agrees to pay (or to reimburse if paid by the Underwriters) all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Disclosure Package and the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Shares, including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Shares to the Underwriters, (iii) the preparation of this Agreement, any agreement among Underwriters, any dealer agreements, any powers of attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state or foreign laws (including the legal fees and filing fees and other disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any listing of the Shares on any securities exchange or qualification of the Shares for listing on the NASDAQ Stock Market, (vi) any filing for review of the public offering of the Shares by FINRA, including the legal fees and filing fees and other disbursements of counsel to the Underwriters relating to FINRA matters, (vii) the fees and disbursements of any transfer agent or registrar for the Shares, (viii) presentations or meetings undertaken in connection with the marketing of the offering and sale of the Shares to prospective investors and the Underwriters’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) Janney’s reasonable out-of-pocket non-accountable expenses incurred by Janney, including without limitation fees and disbursements of Underwriters’ counsel, in an amount not to exceed $60,000, and (x) the performance of the Company’s other obligations hereunder.

7.           Conditions of Underwriters’ Obligations.  The obligation of each Underwriter to purchase and pay for the Firm Shares that it has agreed to purchase hereunder on the Closing Date, and to purchase and pay for any Optional Shares as to which it exercises its right to purchase under Section 4 on an Option Closing Date, is subject at the date hereof, the Closing Date and any Option Closing Date to the continuing accuracy and fulfillment of the representations and warranties of the Company hereunder, to the performance by the Company of its covenants and obligations hereunder, and to the following additional conditions:

(a)           The Preliminary Prospectus and the Prospectus shall have been filed with the SEC pursuant to Rule 424(b) of the Regulations within the applicable time period prescribed for such filing by the Regulations.  The Company shall have filed any material required to be filed by the Company with the SEC in the manner and within the time period required by Rule 433 of the Regulations, including any Issuer Free Writing Prospectus and any Other Free Writing Prospectus.

(b)           If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the SEC in compliance with Rule 462(b) by 10:00 P.M., Washington D.C. time, on the date of this Agreement, and such registration statement shall have become effective immediately upon its filing.

(c)           On or prior to the Closing Date or any Option Closing Date, as the case may be, no stop order or other order preventing or suspending the effectiveness of the Registration Statement (including any document incorporated by reference therein), the 462(b) Registration Statement or any post-effective amendment to the Registration Statement or the sale of any of the Shares shall have been issued under the Act or any state or foreign securities law, and no proceedings for that purpose shall have been initiated or shall be pending or, to the Representatives’ knowledge or the knowledge of the Company, shall be contemplated by the SEC or by any authority in any state in which the Representatives offers the Shares.  Any request on the part of the SEC or any state or foreign securities authority for additional information shall have been complied with to the reasonable satisfaction of counsel for the Underwriters.

(d)           All corporate proceedings and other matters incident to the authorization, form and validity of this Agreement, the Shares and the form of the Registration Statement, the Disclosure Package and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be satisfactory in all respects to counsel for the Underwriters.  The Company shall have furnished to such counsel all documents and information that they may have reasonably requested to enable them to pass upon such matters.

(e)           The Representatives shall have received from the Underwriters’ counsel, Ballard Spahr LLP, an opinion, dated as of the Closing Date, and addressed to the Representatives individually and as representative of the Underwriters, which opinion shall be satisfactory in all respects to the Representatives.

(f)           The Representatives shall have received a copy of an executed Lock-up Agreement from each of the persons listed on Schedule III hereto, and the Company shall have issued appropriate stop transfer instructions to the transfer agent and shall have delivered a copy of such instructions to the Representatives.

(g)           On the Closing Date and each Option Closing Date, there shall have been delivered to the Representatives the opinion of Snell & Wilmer L.L.P., counsel for the Company, dated as of such date and addressed to the Representatives individually and as representative of the Underwriters substantially in the form of Exhibit B hereto.

(h)           The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date and any Option Closing Date, as the case may be, and the statements of the Company and its officers in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Option Closing Date, as the case may be.

(i)           At the Closing Date and any Option Closing Date, as the case may be: (i) the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any amendments or supplements thereof) shall contain all statements that are required to be stated therein in accordance with the Act and Regulations and shall conform to the requirements of the Act and the Regulations in all material respects, and none of the Registration Statement, the Disclosure Package or the Prospectus (exclusive of any amendments or supplements thereof) shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading; (ii) since the respective dates as of which information is given in the Registration Statement, the Disclosure Package or the Prospectus (exclusive of any amendments or supplements thereof), except as otherwise stated therein, there shall have been no material adverse change in the Business Conditions of the Company or the Subsidiaries from that set forth therein, whether or not arising in the ordinary course of business; and (iii) since the respective dates as of which information is given in the Registration Statement, the Disclosure Package or the Prospectus (exclusive of any amendments or supplements thereof), there shall have been no event or transaction, contract or agreement entered into by the Company or any of the Subsidiaries other than in the ordinary course of business that has not been, but would be required to be, set forth in the Registration Statement, the Disclosure Package or the Prospectus.

(j)           No event or condition of a type described in Section 1(u) hereof shall have occurred or shall exist, which event or condition is not described in the Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Option Closing Date, as the case may be, on the terms and in the manner as contemplated by this Agreement, the Disclosure Package and the Prospectus.

(k)           The Representatives shall have received at the Closing Date and any Option Closing Date certificates of the Chief Executive Officer and the Chief Accounting Officer of the Company, dated as of the date of the Closing Date or Option Closing Date, as the case may be, and addressed to the Representatives individually and as representative of the Underwriters to the effect that (i) the representations and warranties of the Company in this Agreement are true and correct, as if made at and as of the Closing Date or the Option Closing Date, as the case may be, and that the Company has complied with all the agreements, fulfilled all the covenants and satisfied all the conditions on its part to be performed, fulfilled or satisfied at or prior to the Closing Date or the Option Closing Date, as the case may be, and (ii) the signers of the certificate have carefully examined the Registration Statement, the Disclosure Package and the Prospectus and any amendments or supplements thereto, and the conditions set forth in this Section 7 hereof have been satisfied.

(l)           At the time this Agreement is executed and at the Closing Date and any Option Closing Date, as the case may be, Hein & Associates LLP shall have furnished to the Representatives on behalf of the Underwriters, at the request of the Company, letters, dated the respective dates of delivery thereof, and addressed to the Representatives on behalf of the Underwriters, in form and substance satisfactory to the Representatives in all respects (including, without limitation, the non-material nature of the changes or decreases, if any, referred to in clause (iii) below):

(i)           confirming they are an independent registered public accounting firm within the meaning of the Act and the Regulations, and stating that the section of the Registration Statement under the caption “Experts” is correct insofar as it relates to them;

(ii)           stating that, in their opinion, the consolidated financial statements, schedules and notes of the Company audited by them and included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the Regulations;

(iii)           stating that, on the basis of specified procedures, which included a reading of the latest available unaudited interim consolidated financial statements of the Company (with an indication of the date of the latest available unaudited interim financial statements), a reading of the minutes of the meetings of the shareholders and the Boards of Directors of the Company and the Subsidiaries and the Audit, Nominating and Corporate Governance, and Compensation Committees of such Boards and inquiries to certain officers and other employees of the Company and the Subsidiaries responsible for operational, financial and accounting matters and other specified procedures and inquiries, nothing has come to their attention that, except as specified in their letter, would cause them to believe (x) that at a specified date not more than five business days prior to the date of such letter, there was any change in the capital stock or increase in long-term debt of the Company (other than increases that the Disclosure Package and the Prospectus have disclosed have occurred or may occur), in each case, as compared with the amounts shown in the Company’s September 30, 2014 audited balance sheets or any later dated Company balance sheet included in the Registration Statement or (y) that for the periods from and including October 1, 2014 to the date of the latest available unaudited financial statements of the Company, if any, there were any decreases, as compared to the corresponding periods in the prior year, in operating income or total or per share amounts of net income, except in all instances for changes, decreases or increases that the Disclosure Package and the Prospectus discloses have occurred or may occur;

(iv)           stating that they have compared specific dollar amounts (or percentages derived from such dollar amounts), numbers of shares and other numerical data and financial information set forth in the Registration Statement, the Disclosure Package and the Prospectus that have been reasonably specified by the Representatives prior to the date of this Agreement (in each case to the extent that such dollar amounts, percentages and other information is derived from the general accounting records subject to the internal controls of the Company’s or the Subsidiaries’ accounting systems, or has been derived directly from such accounting records by analysis or comparison or has been derived from other records and analyses maintained or prepared by the Company or the Subsidiaries) with the results obtained from the application of readings, inquiries and other appropriate procedures set forth in the letter, and found them to be in agreement.  All financial statements and schedules included in material incorporated by reference into the Registration Statement, the Disclosure Package and the Prospectus shall be deemed included in the Registration Statement, the Disclosure Package and the Prospectus for purposes of this subsection;

(v)           provided, that the letter delivered on the Closing Date or the Option Closing Date, as the case may be, shall use a “cut-off” date no more than five business days prior to such Closing Date or such Option Closing Date, as the case may be.

(m)           At the time this Agreement is executed and at the Closing Date and any Option Closing Date, as the case may be, Farris, Cooke & Associates, P.A. shall have furnished to the Representatives on behalf of the Underwriters, at the request of the Company, letters, dated the respective dates of delivery thereof, and addressed to the Representatives on behalf of the Underwriters, in form and substance satisfactory to the Representatives in all respects (including, without limitation, the non-material nature of the changes or decreases, if any, referred to in clause (iii) below):

(i)           confirming they are an independent registered public accounting firm within the meaning of the Act and the Regulations, and stating that the section of the Registration Statement under the caption “Experts” is correct insofar as it relates to them;

(ii)           stating that, in their opinion, the consolidated financial statements, schedules and notes of BDI audited by them and included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the Regulations;

(iii)           stating that, on the basis of specified procedures, which included a reading of the latest available unaudited interim consolidated financial statements of BDI (with an indication of the date of the latest available unaudited interim financial statements), a reading of the minutes of the meetings of the members and the manager of BDI and inquiries to certain officers and other employees of BDI responsible for operational, financial and accounting matters and other specified procedures and inquiries, nothing has come to their attention that, except as specified in their letter, would cause them to believe (x) that at a specified date not more than five business days prior to the date of such letter, there was any change in the capital stock or increase in long-term debt of BDI (other than increases that the Disclosure Package and the Prospectus have disclosed have occurred or may occur), in each case, as compared with the amounts shown in BDI’s December 31, 2014 audited balance sheets or any later dated BDI balance sheet included in the Registration Statement or (y) that for the periods from and including January 1, 2015 to the date of the latest available unaudited financial statements of BDI, if any, there were any decreases, as compared to the corresponding periods in the prior year, in operating income or total or per share amounts of net income, except in all instances for changes, decreases or increases that the Disclosure Package and the Prospectus discloses have occurred or may occur.

(iv)           stating that they have compared specific dollar amounts (or percentages derived from such dollar amounts), numbers of shares and other numerical data and financial information set forth in the Registration Statement, the Disclosure Package and the Prospectus that have been reasonably specified by the Representatives prior to the date of this Agreement (in each case to the extent that such dollar amounts, percentages and other information is derived from the general accounting records subject to the internal controls of BDI’s accounting systems, or has been derived directly from such accounting records by analysis or comparison or has been derived from other records and analyses maintained or prepared by BDI) with the results obtained from the application of readings, inquiries and other appropriate procedures set forth in the letter, and found them to be in agreement.  All financial statements and schedules included in material incorporated by reference into the Registration Statement, the Disclosure Package and the Prospectus shall be deemed included in the Registration Statement, the Disclosure Package and the Prospectus for purposes of this subsection.

(v)           provided, that the letter delivered on the Closing Date or the Option Closing Date, as the case may be, shall use a “cut-off” date no more than five business days prior to such Closing Date or such Option Closing Date, as the case may be.

(n)           At the time this Agreement is executed and at the Closing Date and any Option Closing Date, as the case may be, EKS&H shall have furnished to the Representatives on behalf of the Underwriters, at the request of the Company, letters, dated the respective dates of delivery thereof, and addressed to the Representatives on behalf of the Underwriters, in form and substance satisfactory to the Representatives in all respects.

(o)           FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(p)           The Shares shall have been included for listing on the NASDAQ Stock Market.

(q)           At the Closing Date and any Option Closing Date, the Representatives shall have been furnished such additional documents, information and certificates as they shall have reasonably requested.

All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Representatives and the Underwriters’ counsel.  The Company shall furnish the Representatives with such conformed copies of such opinions, certificates, letters and other documents as it shall reasonably request.  If any condition to the Underwriters’ obligations hereunder to be fulfilled prior to or at the Closing Date or any Option Closing Date, as the case may be, is not fulfilled, the Representatives on behalf of the Underwriters may terminate this Agreement with respect to the Closing Date or such Option Closing Date, as applicable, or, if it so elects, waive any such conditions which have not been fulfilled or extend the time for their fulfillment.  Any such termination shall be without liability of the Underwriters to the Company.

8.           Indemnification and Contribution.

(a)           The Company shall indemnify and hold harmless each Underwriter, its affiliates, directors and officers, and each person, if any, who controls each Underwriter within the meaning of the Act and the Exchange Act, against any and all loss, liability, claim, damage and expense whatsoever, including, but not limited to, any and all expenses incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever or in connection with any investigation or inquiry of, or action or proceeding that may be brought against, the respective indemnified parties, arising out of or based upon any breach of the representations and warranties of the Company made in this Agreement or any untrue statements or alleged untrue statements of material fact contained in the Registration Statement, the Preliminary Prospectus, the Disclosure Package or the Prospectus, or any amendment or supplement thereof, any Issuer Free Writing Prospectus, any “issuer information” filed or requested to be filed pursuant to Rule 433(d) under the Act, any application or other document filed with the SEC or FINRA (in this Section 8 collectively called “application”), or the omission or alleged omission from any of the foregoing of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading; provided, however, that the foregoing indemnity shall not apply in respect of any statement or omission made in reliance upon and in conformity with written information furnished to the Company by such Underwriter expressly for use in the Preliminary Prospectus, the Disclosure Package, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or in any application or in any communication to the SEC, as the case may be (it being understood and agreed that the only such information is set forth in Section 12 of this Agreement).  The obligations of the Company under this Section 9(a) will be in addition to any liability the Company may otherwise have.

(b)           Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of the Act and the Exchange Act, against any and all loss, liability, claim, damage and expense whatsoever, including, but not limited to, any and all reasonable expenses incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever or in connection with any investigation or inquiry of, or action or proceeding that may be brought against, the respective indemnified parties, arising out of or based upon statements or omissions, or alleged statements or omissions, if any, made in the Preliminary Prospectus, the Disclosure Package, the Registration Statement or the Prospectus, or any amendment or supplement thereof, or any application or in any communication to the SEC, in reliance upon, and in conformity with, written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Preliminary Prospectus, the Disclosure Package, the Registration Statement or the Prospectus, or any amendment or supplement thereof, any Issuer Free Writing Prospectus or any application or in any communication to the SEC, as the case may be (it being understood and agreed that the only such information is set forth in Section 12 of this Agreement).

(c)           If any action, inquiry, investigation or proceeding is brought against any person in respect of which indemnification may be sought pursuant to Section 8(a) or (b) hereof, such person (hereinafter called the “indemnified party”) shall, promptly after notification of, or receipt of service of process for, such action, inquiry, investigation or proceeding, notify in writing the party or parties against whom indemnification is to be sought (hereinafter called the “indemnifying party”) of the institution of such action, inquiry, investigation or proceeding.  The indemnifying party, upon the request of the indemnified party, shall assume the defense of such action, inquiry, investigation or proceeding, including, without limitation, the employment of counsel (reasonably satisfactory to such indemnified party) and payment of expenses.  No indemnification provided for in this Section 8 shall be available to any indemnified party who shall fail to give such notice if the indemnifying party does not have knowledge of such action, inquiry, investigation or proceeding to the extent that such indemnifying party has been materially prejudiced (through the forfeiture of substantive rights or defenses) by the failure to give such notice, but the omission to so notify the indemnifying party shall not relieve the indemnifying party otherwise than under this Section 8.  Such indemnified party shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action or if the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel reasonably satisfactory to the indemnified party to have charge of the defense of such action, inquiry, investigation or proceeding or if such indemnified party or parties shall have been advised by outside counsel that there may be a conflict between the positions of the indemnifying party or parties and of the indemnified party or parties or that there may be legal defenses available to such indemnified party or parties different from or in addition to those available to the indemnifying party or parties, in any of which events the indemnified party or parties shall be entitled to select counsel to conduct the defense to the extent determined by such counsel to be necessary to protect the interests of the indemnified party or parties, and the reasonable fees and expenses of such counsel shall be borne by the indemnifying party.  The indemnifying party shall be responsible for the fees and disbursements of only one such counsel (other than local counsel) so engaged by the indemnified party or parties as a group.  Expenses covered by the indemnification in this Section 8 shall be paid by the indemnifying party promptly after written request is submitted by the indemnified party.  In the event that it is determined that the indemnified party was not entitled to receive payments for expenses pursuant to this Section 8, the indemnified party shall return all sums that have been paid pursuant hereto.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless the sole relief provided is monetary damages and such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action, and (ii) does not include any statement as to any admission or fault, culpability or failure to act by or on behalf of any indemnified party.  Anything in this Section 8 to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of a claim affected without its written consent, which consent shall not be unreasonably withheld.

(d)           If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under Section 8(a) or (b) hereof in respect of any losses, liabilities, claims, damages or expenses (or actions, inquiries, investigations or proceedings in respect thereof) referred to therein, except by reason of the failure to give notice as required in Section 8(c) hereof (provided that the indemnifying party does not have knowledge of the action, inquiry, investigation or proceeding and to the extent such party has been materially prejudiced by the failure to give such notice), then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages or expenses (or actions, inquiries, investigations or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the Shares.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Underwriters in connection with the statements or omissions which resulted in such losses, liabilities, claims or expenses (or actions, inquiries, investigations or proceedings in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, on a several and not joint basis, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contributions to this Section 8(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 8(d).  The amount paid or payable by an indemnified party as a result of the losses, liabilities, claims, damages or expenses (or actions, inquiries, investigations or proceedings in respect thereof) referred to above in this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 8(d), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

9.           Representations and Agreements to Survive Delivery.  Except as the context otherwise requires, all representations, warranties and agreements contained in this Agreement shall be deemed to be representations, warranties and agreements at the Closing Date and any Option Closing Date.  All such representations, warranties and agreements of the Underwriters and the Company, including, without limitation, the indemnity and contribution agreements contained in Section 8 hereof and the agreements contained in Sections 6, 9 and 10 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriter or any controlling person, and shall survive delivery of the Shares and termination of this Agreement, whether before or after the Closing Date or any Option Closing Date.

10.           Effective Date of This Agreement and Termination Hereof.

(a)           This Agreement shall be effective upon execution hereof.

(b)           The Representatives shall have the right to terminate this Agreement at any time prior to the Closing Date or any Option Closing Date as provided in Sections 7 and 11 or if any of the following have occurred: (a) since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the Business Conditions of the Company and the Subsidiaries, whether or not arising in the ordinary course of business, that would, in the Representatives’ reasonable opinion, make the offering or delivery of the Shares impracticable; (b) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic, political or financial market conditions if the effect on the financial markets of the United States of such outbreak, calamity, crisis or change would, in the Representatives’ reasonable opinion, make the offering or delivery of the Shares impracticable; (c) any suspension or limitation of trading generally in securities on the New York Stock Exchange or the NASDAQ Stock Market or the over the counter market or any setting of minimum prices for trading or the promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority that in the Representatives’ reasonable opinion materially and adversely affects trading on such exchange or over the counter market; (d) declaration of a banking moratorium by the United States, New York or Pennsylvania authorities; (e) trading in any securities of the Company shall have been suspended or halted by FINRA or the SEC.

(c)           If the Representatives elect to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this Section 10, the Representatives shall notify the Company promptly by telephone or facsimile, confirmed by letter or otherwise in writing.

11.           Default by an Underwriter.

(a)           If any Underwriter or Underwriters shall default in its or their obligation to purchase Firm Shares or Optional Shares hereunder, and if the Firm Shares or Optional Shares with respect to which such default relates do not exceed in the aggregate 10% of the number of Firm Shares or Optional Shares, as the case may be, that all the Underwriters have agreed to purchase on the relevant Closing Date or Option Closing Date, then the Representatives may make arrangements satisfactory to the Company for the purchase of such Firm Shares or Optional Shares by other persons, including any of the Underwriters, but if no such arrangements are made by the relevant Closing Date or Option Closing Date, such Firm Shares or Optional Shares to which the default relates shall be purchased by the Representatives and any nondefaulting Underwriter, severally and not jointly, in proportion to their respective commitments hereunder (in addition to the number of Firm Shares and Optional Shares they are obligated to purchase pursuant to Section 2 hereof).

(b)           If any Underwriter or Underwriters shall default in its or their obligation to purchase Firm Shares or Optional Shares hereunder, and if such default relates to more than 10% of the Firm Shares or Optional Shares, as the case may be, the Representatives may make arrangements for another party or parties (including a non-defaulting Underwriter) to purchase such Firm Shares or Optional Shares to which such default relates, on the terms contained herein.  In the event that the Representatives do not arrange for the purchase of the Firm Shares or Optional Shares to which a default relates as provided in this Section 11, this Agreement may be terminated by the Representatives or by the Company without liability on the part of the nondefaulting Underwriters (except as provided in Section 8 hereof) or the Company (except as provided in Sections 6 and 8 hereof); provided that if such default occurs with respect to Optional Shares after the Closing Date, this Agreement will not terminate as to the Firm Shares or any Optional Shares purchased prior to such termination.  Nothing herein shall relieve a defaulting Underwriter of its obligations hereunder, including but not limited to its liability, if any, to the other Underwriters and to the Company for damages occasioned by its default hereunder.

(c)           If the Firm Shares or Optional Shares to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties, the Representatives or the Company shall have the right to postpone the Closing Date or any Option Closing Date, as the case may be, for a reasonable period but not in any event exceeding seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment to the Registration Statement or supplement to the Prospectus that in the opinion of counsel for the Underwriters may thereby be made necessary.  The terms “Underwriters” and “Underwriter” as used in this Agreement shall include any party substituted under this Section 11 with like effect as if it had originally been a party to this Agreement with respect to such Firm Shares and/or Optional Shares.

12.           Information Furnished by the Underwriter.  The Company acknowledges that the information in the 10th and 11th paragraphs under the caption “Underwriting” in the Prospectus constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in the Disclosure Package and the Registration Statement referred to in Sections 1(c) and (e) and 8 hereof.

13.           Notice.  All communications hereunder, except as herein otherwise specifically provided, shall be in writing and, if sent to any Underwriter, shall be mailed, delivered, telexed, faxed, telegrammed, telegraphed or telecopied and confirmed to Janney Montgomery Scott LLC, 1717 Arch Street, Philadelphia, PA 19103, Attention: Steven Rockwell, facsimile number (410) 296-4532, and Stephens Inc., 111 Center Street, Suite 2400, Little Rock, AR 72201, Attention: Sarah Gill Campbell, facsimile number 501-377-2677, with a copy to Ballard Spahr LLP, 1735 Market Street, 51st Floor, Philadelphia, PA 19103, Attention: Justin Klein, Esq., facsimile number (215) 864-8999; and if sent to the Company, shall be mailed, delivered, telexed, telegrammed, telegraphed or telecopied and confirmed to Good Times Restaurants Inc., 141 Union Boulevard, Suite 400, Lakewood, CO 80228, Attention: Boyd E. Hoback, facsimile number (303) 273-0177, with a copy to Snell & Wilmer L.L.P., 1200 Seventeenth Street, Denver, CO 80202, Attention: Roger Cohen, Esq., facsimile number (303) 634-5854.

14.           Parties.  This Agreement shall inure solely to the benefit of, and shall be binding upon, the Underwriters and the Company and the controlling persons, directors and officers thereof, and their respective successors, assigns, heirs and legal representatives, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained.  The terms “successors” and “assigns” shall not include any purchaser of the Shares merely because of such purchase.

15.           Definition of Business Day.  For purposes of this Agreement, “business day” means any day on which The NASDAQ Stock Market is open for trading.

16.           Counterparts.  This Agreement may be executed in one or more counterparts (including by means of facsimile signature pages), and all such counterparts will constitute one and the same instrument.  This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, to the extent signed and delivered electronically or by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.  At the request of any party, the other party shall re-execute original forms thereof and deliver them to the other party.

17.           Construction.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and performed entirely within such state without regards to principles of conflict of laws that would result in the application of any law other than the law of the State of New York.

18.           Amendments or Waivers.  No amendment or waiver of any provision of this Agreement, and no consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties thereto.

19.           Partial Unenforceability.  The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof.  If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

20.           Consent to Jurisdiction.  Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby must be instituted in the federal courts of the United States of America or the state courts in the City of Philadelphia, Pennsylvania, and the parties irrevocably submit to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding.  Service of any process, summons, notice or document by certified mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court.  The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding brought in any such court that has been brought in an inconvenient forum.

21.           Entire Agreement.  This Agreement constitutes the entire agreement of the parties to this Agreement with respect to the subject matter hereof and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

22.           Sophisticated Parties; No Fiduciary Relationship.  Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification and contribution provisions of Section 8, and is fully informed regarding said provisions.  Each of the parties hereto further acknowledges that the provisions of Section 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, the Disclosure Package and the Prospectus (and any amendments and supplements thereto), as required by the Act and the Exchange Act.  The Company acknowledges and agrees that in connection with all aspects of each transaction contemplated by this Agreement, the Company, on the one hand, and the Underwriters, on the other hand, have an arms-length business relationship that creates no fiduciary duty on the part of the Underwriter and all of the parties expressly disclaim any fiduciary relationship.

[Signature Page Follows]

If the foregoing correctly sets forth your understanding of our agreement, please sign and return to the Company the enclosed duplicate hereof, whereupon it will become a binding agreement in accordance with its terms.

Very truly yours,

GOOD TIMES RESTAURANTS INC.

By:	/s/ Boyd E. Hoback
Name:	Boyd E. Hoback
Title:	President and Chief Executive Officer

The foregoing Agreement is hereby confirmed

and accepted as of the date first above written.

JANNEY MONTGOMERY SCOTT LLC

By:	/s/ Steven Rockwell
Name:	Steven Rockwell
Title:	Managing Director

By:	/s/ James McNaughton
Name:	James McNaughton
Title:	Managing Director

STEPHENS INC.

By:	/s/ Sarah Campbell
Name:	Sarah Campbell
Title:	Senior Vice President

SCHEDULE I

Schedule of Underwriters

Underwriter	Number of Firm Shares to be Purchased

Janney Montgomery Scott LLC	1,149,835
Stephens Inc.	907,764
Dougherty & Company LLC	363,106

SCHEDULE II

Disclosure Package

Pricing Information

Public offering price:	$8.15
Underwriting discount:	$ .57
Proceeds to company:	$7.58

Issuer Free Writing Prospectus

None

SCHEDULE III

Persons Who Are To Deliver Lock-Up Agreements

Boyd E. Hoback

Scott G. LeFever

Scott M. Somes

James Zielke

Susan M. Knutson

Geoffrey R. Bailey

Gary J. Heller

Steven M. Johnson

Eric W. Reinhard

Robert J. Stetson

Alan A. Teran